EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Lightbridge Provides Business Update and Announces First Quarter 2021 Financial Results

Conference Call on Wednesday, May 12, 2021, at 4pm ET

RESTON, Va., May 11, 2021 (GLOBE NEWSWIRE) -- Lightbridge Corporation (NASDAQ: LTBR), an advanced nuclear fuel technology company, announced financial results for the first quarter ended March 31, 2021 and provided an update on the Company's continued progress.

Seth Grae, President & Chief Executive Officer of Lightbridge Corporation, commented, “Our first quarter provided a strong start to the year, as we were awarded our second voucher from the U.S. Department of Energy’s (DOE) Gateway for Accelerated Innovation in Nuclear (GAIN) program. We anticipate signing a Cooperative Research and Development Agreement (CRADA) to begin the project soon.”

“The scope of this project, working in collaboration with the Pacific Northwest National Laboratory (PNNL) in Richland, WA, is to demonstrate Lightbridge’s nuclear fuel casting process using depleted uranium, a key step in the manufacture of our nuclear fuel”

“In addition, earlier today we announced the successful demonstration of the manufacturing process for three-lobe, six-foot rods using surrogate materials. This demonstration of Lightbridge’s proprietary manufacturing process uses an internally developed and patented high-temperature coextrusion process for commercial-scale small modular reactors now in development and licensing.

“We also received two key patents in the first quarter from the United States Patent and Trademark Office and the Korean Intellectual Property Office related to the design and manufacture process of Lightbridge Fuel™ rods and assemblies. Importantly, we will demonstrate a critical portion of our patented manufacturing process within our second GAIN voucher project at PNNL.”

“We’ve started this year off with good traction and are exploring partnerships and other business development opportunities. Today, nuclear energy is growing in recognition as a sustainable energy source. The European Commission recently announced that it would include nuclear power in the EU’s sustainable taxonomy, which allows investments in nuclear to be provided the same tax and regulatory benefits as other “green” technologies. We believe this will allow Lightbridge to take advantage of the growing number of projects in advanced nuclear, from both the private and public sectors, with greater investment from environmentally sustainable investors,” concluded Mr. Grae.

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Financial Highlights

The Company maintained a strong working capital position at March 31, 2021 and had no debt.

Cash Flows Summary

•	Cash and cash equivalents were $15.2 million at March 31, 2021, compared to $21.5 million at December 31, 2020, a decrease of $6.3 million in cash and cash equivalents.

•

Cash used in operating activities increased $4.3 million, from $2.0 million in 2020 to $6.3 million in 2021. This increase was due primarily to the dissolution of the Enfission joint venture and the payment of approximately $4.2 million to Framatome for outstanding invoices for work performed by Framatome and other expenses incurred by Framatome.

Balance Sheet Summary

•	Total assets were $15.9 million and total liabilities were $0.6 million at March 31, 2021. Working capital was $15.2 million at March 31, 2021 versus $17.1 million at December 31, 2020. This was a decrease of $1.9 million in working capital for the three months ended March 31, 2021.

•	Stockholders’ equity was $15.3 million at March 31, 2021 as compared to $17.2 million at December 31, 2020.

Operations Summary

•	General and administrative expenses decreased by approximately $0.2 million for the three months ended March 31, 2021, as compared to the three months ended March 31, 2020 due to a decrease in legal and professional fees of approximately $0.1 million relating to the Framatome arbitration, and a decrease in employee compensation and employee benefits of approximately $0.1 million.

•	Lightbridge’s total corporate research and development costs for the three months ended March 31, 2021 and the three months ended March 31, 2020, were consistent period over period as the Company transitioned to a new fuel development strategy with the DOE’s National Laboratories. There was a decrease in employee compensation and employee benefits of approximately $0.2 million, offset by an increase of approximately $0.1 million in outside research and development work and an increase of approximately $0.1 million in patent expense.

•	On March 25, 2021, the Company was awarded a second voucher from the DOE’s GAIN program to support development of Lightbridge Fuel™ in collaboration with the Pacific Northwest National Laboratory (PNNL). The scope of the project is to demonstrate Lightbridge’s nuclear fuel casting process using depleted uranium, a key step in the manufacture of our fuel. The project is anticipated to commence in the first half of 2021. The total project value is approximately $664,000, with three-quarters of this amount funded by DOE for the scope performed by PNNL.

•	Total net other operating income was $0.1 million for the three months ended March 31, 2021 due to grant income from the GAIN voucher. Grant income is recorded on a gross method with the grant income shown as other operating income and the related costs as a charge to research and development expenses. There was no grant income for the three months ended March 31, 2020.

•	Net loss for the three months ended March 31, 2021 was $2.0 million compared to $2.3 million for the three months ended March 31, 2020.

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FIRST QUARTER 2021 CONFERENCE CALL & WEBCAST

Lightbridge will host a conference call on Wednesday, May 12th at 4:00 p.m. Eastern Time to discuss the company's financial results and provide an update on its fuel development activities.

Interested parties can access the conference call by calling 833-519-1295 for U.S. callers, or 914-800-3866 for international callers. Please reference Conference ID: 3294158. The call will be available on the Company’s website via webcast at https://edge.media-server.com/mmc/p/cve98jed.

The webcast will also be archived on the Company’s website. A telephone replay of the call will be available approximately two hours following the call and can be accessed by dialing 855-859-2056 from the U.S. or 404-537-3406 for international callers. Please reference Conference ID: 3294158.

About Lightbridge Corporation

Lightbridge (NASDAQ: LTBR) is an advanced nuclear fuel technology development company positioned to enable carbon-free energy applications that will be essential in preventing climate change. The Company is developing Lightbridge Fuel™, a proprietary next-generation nuclear fuel technology for Small Modular Reactors, as well as existing light-water reactors, which significantly enhances reactor safety, economics, and fuel proliferation resistance. To date, Lightbridge has been awarded the U.S. Department of Energy’s Gateway for Accelerated Innovation in Nuclear program twice to support development of Lightbridge Fuel™. Lightbridge’s innovative fuel technology is backed by worldwide patents. For more information please visit: www.ltbridge.com.

To receive Lightbridge Corporation updates via e-mail, subscribe at https://www.ltbridge.com/investors/news-events/email-alerts

Lightbridge is on Twitter. Sign up to follow @LightbridgeCorp at http://twitter.com/lightbridgecorp.

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Forward Looking Statements

With the exception of historical matters, the matters discussed herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the timing and outcome of research and development activities, other steps to commercialize Lightbridge Fuel™ and future governmental support and funding for nuclear energy. These statements are based on current expectations on the date of this news release and involve a number of risks and uncertainties that may cause actual results to differ significantly from such estimates. The risks include, but are not limited to: the Company’s ability to commercialize its nuclear fuel technology; the degree of market adoption of the Company's product and service offerings; the Company’s ability to fund general corporate overhead and outside research and development costs; market competition; our ability to attract and retain qualified employees; dependence on strategic partners; demand for fuel for nuclear reactors, including small modular reactors; the Company's ability to manage its business effectively in a rapidly evolving market; the availability of nuclear test reactors and the risks associated with unexpected changes in the Company’s fuel development timeline; the increased costs associated with metallization of our nuclear fuel; public perception of nuclear energy generally; changes in the political environment; risks associated with the further spread of COVID-19, including the ultimate impact of COVID-19 on people, economies, and the Company’s ability to access capital markets; changes in the laws, rules and regulations governing the Company’s business; development and utilization of, and challenges to, our intellectual property; risks associated with potential shareholder activism; potential and contingent liabilities; as well as other factors described in Lightbridge's filings with the Securities and Exchange Commission. Lightbridge does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise, except as required by law. Readers are cautioned not to put undue reliance on forward-looking statements.

A further description of risks and uncertainties can be found in Lightbridge’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and in its other filings with the Securities and Exchange Commission, including in the sections thereof captioned “Risk Factors” and “Forward-Looking Statements”, all of which are available at http://www.sec.gov/ and www.ltbridge.com.

Investor Relations Contact:

Matthew Abenante, IRC

Director of Investor Relations

Tel: +1 (646) 828-8710
ir@ltbridge.com

*** tables follow ***

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LIGHTBRIDGE CORPORATION

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2021	2020

ASSETS
Current Assets
Cash and cash equivalents	$15,236,151	$21,531,665
Prepaid expenses and other current assets	637,651	172,460
Total Current Assets	15,873,802	21,704,125
Other Assets
Trademarks	85,562	85,562
Total Assets	$15,959,364	$21,789,687

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$634,037	$382,130
Accrued legal settlement costs	—	4,200,000
Total Current Liabilities	634,037	4,582,130

Commitments and contingencies

Stockholders' Equity
Preferred stock, $0.001 par value, 10,000,000 authorized shares
Convertible Series A preferred shares, 699,878 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively (liquidation preference $2,658,753 and $2,613,025 at March 31, 2021 and December 31, 2020, respectively)	699	699
Convertible Series B preferred shares, 2,666,667 shares issued and outstanding at March 31, 2021 and December 31, 2020 (liquidation preference $4,983,223 and $4,897,517 at March 31, 2021 and December 31, 2020, respectively)	2,667	2,667
Common stock, $0.001 par value, 8,333,333 authorized, 6,591,310 shares and 6,567,110 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	6,591	6,567
Additional paid-in capital	146,482,966	146,353,232
Accumulated deficit	(131,167,596)	(129,155,608)
Total Stockholders' Equity	15,325,327	17,207,557
Total Liabilities and Stockholders' Equity	$15,959,364	$21,789,687

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LIGHTBRIDGE CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Month Ended
	March 31,
	2021	2020

Revenue	$—	$—

Operating Expenses
General and administrative	1,782,860	1,936,755
Research and development	369,450	389,824
Total Operating Expenses	2,152,310	2,326,579

Other Operating Income
Grant income	103,319	—
Total Other Operating Income	103,319	—
Total Operating Loss	$(2,048,991)	$(2,326,579)

Other Income
Interest income	3,309	62,493
Foreign transaction gain	33,694	—
Total Other Income	37,003	62,493

Net Loss Before Income Taxes	(2,011,988)	(2,264,086)
Income Taxes	—	—
Net Loss	$(2,011,988)	$(2,264,086)

Accumulated Preferred Stock Dividend	(131,434)	(125,911)
Deemed additional dividend on preferred stock dividend due to the beneficial conversion feature	(57,489)	(54,317)
Net Loss Attributable to Common Shareholders	$(2,200,911)	$(2,444,314)

Net Loss Per Common Share
Basic and Diluted	$(0.33)	$(0.74)

Weighted Average Number of Common Shares Outstanding	6,589,392	3,294,998

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LIGHTBRIDGE CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Month Ended
	March 31,
	2021	2020

Operating Activities
Net Loss	$(2,011,988)	$(2,264,086)
Adjustments to reconcile net loss from operations to net cash used in operating activities:
Common stock issued for services and stock-based compensation	60,068	6,085
Changes in operating working capital items
Other receivable from joint venture	—	400,000
Prepaid expenses and other current assets	(465,191)	(297,281)
Accounts payable and accrued liabilities	321,597	135,394
Accrued legal settlement costs	(4,200,000)	—
Net Cash Used in Operating Activities	(6,295,514)	(2,019,888)

Investing Activities
Patents and trademarks	—	(4,423)
Net Cash Used in Investing Activities	—	(4,423)

Financing Activities
Net proceeds from the issuance of common stock	—	399,675
Net Cash Provided by Financing Activities	—	399,675

Net (Decrease) in Cash and Cash Equivalents	(6,295,514)	(1,624,636)
Cash and Cash Equivalents, Beginning of Period	21,531,665	17,958,989
Cash and Cash Equivalents, End of Period	$15,236,151	$16,334,353

Supplemental Disclosure of Cash Flow Information
Cash paid during the year:
Interest paid	$—	$—
Income taxes paid	$—	$—
Non-Cash Financing Activities:
Accumulated preferred stock dividend	$188,923	$180,228
Conversion of Series A convertible preferred stock to common stock and payment of paid-in-kind dividends to Series A preferred stockholder	$—	$8,975
Common stock issued for services	$69,690	$—

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